UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2010

The Inventure Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5415 E. High St., Suite 350, Phoenix, AZ	85054
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2010, the Compensation Committee of the Company’s Board of Directors approved an amendment to all outstanding stock option agreements with executive staff and to the Company’s standard form of executive stock option agreement.  The amendment provides for single trigger full acceleration of vesting of all option grants upon a “Change of Control” as defined in the amendment, except to the extent that such acceleration would cause in particular instances a “280G Event” as defined in the amendment.  The amendment to the outstanding stock option agreements and the new form of executive stock option agreement are attached hereto as Exhibits 10.70 and 10.71 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.70	Form Amendment of Stock Option Agreement.

Exhibit 10.71	Form Executive Stock Option Agreement - Amended and Restated 2005 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Inventure Group, Inc.
(Registrant)

Date April 22, 2010
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer